SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
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                         UNIVERSAL DETECTION TECHNOLOGY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)
              ----------------------------------------------------

         California                                    95-2746949
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

         9595 Wilshire Blvd., Suite 700
            Beverly Hills, California                     90212
     ----------------------------------------    --------------------------
     (Address of principal executive offices)           (Zip Code)

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                           2006 Consultant Stock Plan
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                            (Full title of the plan)
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                     Jacques Tizabi, Chief Executive Officer
                         9595 Wilshire Blvd., Suite 700
                         Beverly Hills, California 90212
                                 (310) 248-3655

                                   copies to:
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                                  Mark Y. Abdou
                             Richardson & Patel, LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
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              (Name and address and telephone of agent for service)
    ========================================================================

                         CALCULATION OF REGISTRATION FEE
-------------------- ------------- ------------------ ------------------- -----------------
                                    Proposed maximum    Proposed maximum
 Title of Securities  Amount to be offering price per  aggregate offering      Amount of
   to be registered    registered       share (1)           price(1)       registration fee
-------------------- ------------- ------------------ ------------------- -----------------
     Common Stock      25,000,000         $0.02              $500,000            $53.50
-------------------- ------------- ------------------ ------------------- -----------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and ask price of the Common Stock of the Registrant as listed on the OTC Bulletin Board on June 29, 2006.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

         Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information

         Not applicable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Prospectus pursuant to Rule 424(b) of the Securities Act of 1933 (the "Securities Act"), filed by the Registrant with the Securities and Exchange Commission (the "Commission") on May 12, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The Quarterly Report for the period ended March 31, 2006, filed by the Registrant with the Commission on Form 10-QSB on May 19, 2006.

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-1, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on January 17, 1989, including all amendments filed for the purpose of updating such common stock description.

         (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         The class of securities to be offered is Common Stock.

Item 4. Description of Securities

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

         Richardson & Patel, LLP, has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 Registration Statement.

Item 6. Indemnification of Directors and Officers

         Section 317 of the California General Corporation Law permits the indemnification of a corporation's agent (which includes officers and directors) if such agent is a party (or is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense.

         The Registrant's Articles of Incorporation, as amended, provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. The Registrant's Bylaws permit the Registrant to indemnify its officers and directors, to the maximum extent permitted by the California General Corporation Law, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Registrant. In this regard, the Registrant has the power to advance to any officer or director expenses incurred in defending any such proceeding to the maximum extent permitted by law.

         The Registrant has been advised, however, that it is the position of the Commission that, insofar as such provision in the Registrant's Bylaws may be invoked for liabilities arising under the Securities Act, such provision is against public policy and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

         4.1      2006 Consultant Stock Plan
         5.1      Opinion and Consent from Richardson & Patel, LLP
         23.1     Consent of AJ. Robbins, PC
         23.2     Consent of Richardson & Patel, LLP (included in Exhibit 5.1)

Item 9. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424); b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on June 29, 2006.

                                     UNIVERSAL DETECTION TECHNOLOGY



                                 By: /s/ Jacques Tizabi
                                     -------------------------------------------
                                     Jacques Tizabi, Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                 By: /s/ Jacques Tizabi
                                     -------------------------------------------
                                     Jacques Tizabi,
                                     Chief Executive Officer, Acting Chief
                                     Financial Officer, and Director (Principal
                                     Executive Officer and Acting Principal
                                     Accounting and Financial Officer)
                                     June 29, 2006



                                 By: /s/ Matin Emouna
                                     -------------------------------------------
                                     Matin Emouna,
                                     Director
                                     June 29, 2006


                                 By: /s/ Michael Collins
                                     -------------------------------------------
                                     Michael Collins,
                                     Director
                                     June 29, 2006